Consent of Independent Registered Public Accounting Firm

We consent to the use in the Registration Statement of Starpax Biopharma Inc. on Form 1-K (the “Registration Statement”), filed April 26, 2024, of our report dated April 26, 2024, with respect to the financial statements of Starpax Biopharma Inc. for the year ended December 31, 2023, which appears in the Registration Statement.

April 26, 2024 Montréal, Québec Canada

MONTRÉAL

1981 McGill College Montréal QC H3A 0G6 514.934.3400

TORONTO

181 Bay St., #3510

Bay Wellingaton Tower Toronto ON M5J 2T3 416.488.2345

CHICAGO

200 South Wacker Dr., #3100

Chicago, IL 60606

312.828.0800

RICHTER.CA